Exhibit 10.5

ORGANOVO HOLDINGS, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(EXECUTIVE)

[Insert Name] (the “Participant”) has been granted a Restricted Stock Unit Award (the “Award”) pursuant to the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”), consisting of one or more rights (each, a “Restricted Stock Unit”) subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement (attached hereto) and the Plan, which are incorporated herein in their entirety.

Grant Date:	[Insert Date]

Number of Restricted Stock Units:	[Insert Number] shares of Common Stock

Vesting Date:	Except as otherwise specified below or in the Restricted Stock Unit Agreement, 25% of the Restricted Stock Units shall vest and become exercisable one year from [insert vesting start date] (the “Initial Vesting Date”), and the remaining 75% shall vest in equal quarterly installments over the next 12 quarters thereafter so long as your Service (as defined in the Restricted Stock Unit Agreement) is continuous from the Grant Date through the applicable Vesting Date.

Notwithstanding the foregoing, the portion of this Award that had not yet become vested and exercisable as of the date of termination of service shall immediately become 100% vested and exercisable if (1) the Participant’s service with the Company terminates more than 90 days after the Grant Date due to the Participant’s death or Disability (as defined in the Plan); or (2) the Participant’s service with the Company is terminated either by the Company or its successor without Cause (as defined below) or by the Participant for Good Reason (as defined below) coincident with or within one year after a Change in Control.

“Cause” has the meaning specified in the Participant’s written employment or service agreement with the Company as in effect at the time at issue or, in the absence of an applicable definition, means the Participant’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant’s duties or willful failure to perform the Participant’s responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company, all as determined by the Administrator, which determination shall be conclusive.

“Good Reason” has the meaning specified in the Participant’s written employment or service agreement with the Company as in effect at the time at issue or, in the absence of an applicable definition, means the occurrence of any of the following without the Participant’s consent: (i) a material diminution in the Participant’s base salary; (ii) a material diminution in the Participant’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of the Board; (iv) a material diminution in the budget over which the Participant retains authority; (v) any requirement that the Participant relocate, by more than 50 miles, the principal location from which the Participant performs services for the Company as compared to such location immediately prior to the occurrence of the Change in Control; or (vi) any other action or inaction that constitutes a material breach by the Company of any agreement under which the Participant provides services.

By accepting this Award (in the form determined by the Company), you acknowledge receipt of, represent that you have read and understand, and agree to the terms of this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement attached hereto, and the Plan.

Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	ORGANOVO HOLDINGS, INC.

Signature	By

Print Name	Title

Residence Address:

ATTACHMENT: Restricted Stock Unit Agreement

ORGANOVO HOLDINGS, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(EXECUTIVE)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (together, the “Award Agreement”), Organovo Holdings, Inc. (the “Company”) has granted you an Award of Restricted Stock Units with respect to the number of Shares indicated in the Grant Notice. Capitalized terms not explicitly defined in the Award Agreement, but defined in the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”), have the same definitions as in the Plan.

The details of this Award are as follows:

1. SERVICE AND VESTING.

1.1 SERVICE. As provided in the Plan and notwithstanding any other provision of the Award Agreement, the Company reserves the right, in its sole discretion, to determine when your employment or service with the Company or any Parent, Subsidiary, or Affiliate of the Company, whether as an Employee, a Director or a Consultant (“Service”), has terminated, including in the event of any leave of absence or part-time Service.

1.2 VESTING. Your Restricted Stock Units shall vest on the Vesting Date(s) and in accordance with the vesting schedule specified in the Grant Notice. In the event of the termination of your Service for any reason, whether voluntary or involuntary, all unvested Restricted Stock Units shall be immediately forfeited without consideration, unless otherwise specified in the Grant Notice or a written agreement that specifies the terms of your Service.

2. SETTLEMENT OF THE RESTRICTED STOCK UNITS.

2.1 TIMING OF PAYMENT. Subject to the other terms of the Plan and the Award Agreement, any Restricted Stock Units that vest and become nonforfeitable in accordance with Section 1.2 shall be paid to you no later than 60 days after the date on which the Restricted Stock Units vest, except that any Restricted Stock Units that vest immediately before the effective date of a Change in Control shall be paid to you on the effective date of the Change in Control.

2.2 FORM OF PAYMENT. Except as otherwise provided in the Award Agreement, your vested Restricted Stock Units shall be paid in whole Shares.

2.3 TAX WITHHOLDING. You acknowledge that the Company and/or any Parent, Subsidiary, or Affiliate of the Company that employs you (the “Employer”) may be subject to withholding tax obligations arising by reason of the vesting and/or payment of this Award. You authorize your Employer to satisfy the withholding tax obligations by one or a combination of the following methods: (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, (d) selling a sufficient number of Shares otherwise deliverable to you through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) any other method allowed by the Plan or Applicable Laws. The Company has the option in its sole discretion to select the method(s) set form in (a) through (e) above for satisfying the withholding tax obligations, provided that if you notify the Company on a Vesting Date that you intend the Company to satisfy the withholding obligations by withholding a number of whole Shares as described in Section 2.3(b) on that Vesting Date, the Company is required to accept the Shares as full satisfaction for the withholding obligations on such Vesting Date in accordance with the terms of the Executive Incentive Award Agreement. If you elect to utilize Section 2.3(b) to satisfy the withholding tax obligations you shall be deemed to have been issued the full number of Shares subject to this Award, notwithstanding that a number of Shares is held back in order to satisfy the withholding obligations. The Company shall not be required to issue any Shares pursuant to the Award Agreement unless and until the withholding obligations are satisfied.

3. TAX ADVICE. You represent, warrant and acknowledge that the Company and, if different, your Employer, has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by the Award Agreement, and you are in no manner relying on the Company, your Employer or their representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX TREATMENT OF ANY RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

4. DIVIDEND EQUIVALENTS. Unless the Board determines otherwise, you are not entitled to receive any dividends or dividend equivalents relating to the Restricted Stock Units.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, no Shares shall be issued to you upon vesting of this Award unless the Shares are then registered under the Securities Act of 1933, as amended, or, if such Shares are not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. By accepting this Award, you agree not to sell any of the Shares received under this Award at a time when Applicable Laws or Company policies prohibit a sale.

6. CLAWBACK POLICY. Notwithstanding anything to the contrary in the Award Agreement, all Restricted Stock Units payable or Shares issued in settlement of this Award shall be subject to any clawback policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws), regardless of whether the policy is adopted after the date on which the Restricted Stock Units are granted, vest, or are settled by the issuance of Shares.

7. TRANSFERABILITY. Before the issuance of Shares in settlement of an Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or by your beneficiary, except (i) transfer by will or by the laws of descent and distribution or (ii) transfer by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon your death. All rights with respect to the Restricted Stock Units shall be exercisable during your lifetime only by you or your guardian or legal representative. Before actual payment of any vested Restricted Stock Units, such Restricted Stock Units shall represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

8. RESTRICTED STOCK UNITS NOT A SERVICE CONTRACT. This Award is not an employment or service contract and nothing in the Award Agreement or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the Service of the Company or any Parent, Subsidiary, or Affiliate of the Company, or of the Company or any Parent, Subsidiary, or Affiliate of the Company to continue your Service. In addition, nothing in your Award shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company.

9. RESTRICTIVE LEGEND. Shares issued pursuant to the vesting of the Restricted Stock Units may be subject to such restrictions upon the sale, pledge or other transfer of the Shares as the Company and the Company’s counsel deem necessary under Applicable Laws or pursuant to the Award Agreement.

10. REPRESENTATIONS, WARRANTIES, COVENANTS, AND ACKNOWLEDGMENTS. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the vesting of the Restricted Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

11. VOTING AND OTHER RIGHTS. Subject to the terms of the Award Agreement, you shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until Shares are issued upon payment of the Restricted Stock Units.

12. CODE SECTION 409A. It is the intent that the vesting or the payment of the Restricted Stock Units as set forth in the Award Agreement shall qualify for exemption from the requirements of Code Section 409A, and any ambiguities herein shall be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Award Agreement as may be necessary to ensure that all vesting or payments provided for under the Award Agreement are made in a manner that qualifies for exemption from Code Section 409A; provided, however, that the Company makes no representation that the vesting or payments of Restricted Stock Units provided for under the Award Agreement shall be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the vesting or payments of Restricted Stock Units provided for under the Award Agreement.

13. NOTICES. Any notices provided for in the Award Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company.

14. APPLICABLE LAW. The Award Agreement shall be governed by the laws of the State of Delaware as if the Award Agreement were between Delaware residents and as if it were entered into and to be performed entirely within the State of Delaware.

15. ARBITRATION. Any dispute or claim concerning any Restricted Stock Units granted (or not granted) pursuant to the Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting this Award, you and the Company waive your respective rights to have any such disputes or claims tried by a judge or jury.

16. AMENDMENT. Your Award may be amended as provided in the Plan at any time, provided no such amendment may adversely affect this Award without your consent unless such amendment is necessary to comply with any Applicable Laws, or is contemplated in Section 12 hereof. No amendment or addition to the Award Agreement shall be effective unless in writing or in such electronic form as may be designated by the Company.

17. GOVERNING PLAN DOCUMENT. Your Award is subject to the Award Agreement and all the provisions of the Plan, the provisions of which are hereby made a part of the Award Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award Agreement and those of the Plan, the provisions of the Plan shall control.

18. SEVERABILITY. If any provision of the Award Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of the Award Agreement shall be deemed valid and enforceable to the full extent possible.

19. DESCRIPTION OF ELECTRONIC DELIVERY. The Plan documents, which may include but do not necessarily include: the Plan, the Award Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to you electronically. In addition, if permitted by the Company, you may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company.